Exhibit 99.1

Certification of Chief Executive Officer and principal accounting officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Annual Report of Schick Technologies, Inc. (the "Company") on Form 10-K for the year ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Schick, Chief Executive Officer of the Company, and I, Ronald Rosner, Director of Finance and Administration of the Company, and its principal accounting officer, certify, pursuant to 18 U.S.C. Section.1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ David B. Schick                    /s/ Ronald Rosner
-------------------------------        --------------------------------------
David B. Schick                        Ronald Rosner
Chief Executive Officer                Director of Finance and Administration
Schick Technologies, Inc.              (Principal Accounting Officer)
                                       Schick Technologies, Inc.

June 17, 2003                          June 17, 2003

A signed original of this written statement required by Section 906 has been provided to Schick Technologies, Inc. and will be retained by Schick Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.